INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to incorporation by reference in this First Amended Registration Statement of General Cannabis, Inc.on Form S-1/A of our audit report dated February 28, 2011, on the financial statements of General Cannabis, Inc. as of December 31, 2010 and 2009.

Tarvaran Askelson & Company, LLP

Laguna Niguel, California
June 21, 2011